EXHIBIT 10.2

COLLATERAL AGREEMENT

dated as of

December 21, 2005,

between

THE DRESS BARN, INC.

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

i

ii

SCHEDULES:

Schedule I	Pledged Stock; Debt Securities
Schedule II	Intellectual Property
Schedule III	Insurance Requirements
EXHIBITS:

Exhibit I	Form of Perfection Certificate

iii

COLLATERAL AGREEMENT (this “Agreement”), dated as of December 21, 2005, between THE DRESS BARN, INC., a Connecticut corporation, and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Collateral Agent (in such capacity, the “Collateral Agent”).

Reference is made to the Credit Agreement dated as of December 21, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Dress Barn, Inc. (the “Borrower”), the Lenders party thereto and JPMCB, as Administrative Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.   Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)   The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02.   Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to the Borrower under, with respect to or on account of an account.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Cash Management Obligations” means the due and punctual payment and performance of all obligations, if any, in respect of overdrafts and related liabilities owed by the Borrower or any Subsidiary to the Administrative Agent (in its individual capacity) or any of its Affiliates and arising from treasury, depositary and cash management services.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by the Borrower or that the Borrower otherwise has the right to license, or granting any right to the Borrower under any copyright now or hereafter owned by any third party, and all rights of the Borrower under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by the Borrower: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Designated Line of Credit” means any line of credit established for the issuance of letters of credit (other than Existing Letters of Credit or Letters of Credit issued under the Credit Agreement) for the Borrower’s own account or, so long as the Borrower is a joint and several co-applicant with respect thereto, for the accounts of any of its Subsidiaries, that (i) is in effect on the Effective Date and the issuer under which is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is established after the Effective Date and the issuer under which is a Lender or an Affiliate of a Lender at the time such line of credit is established, and that in either case has been designated in a written notice to the Collateral Agent from the Borrower as a Designated Line of Credit (any such notice to be irrevocable unless the Lender or Affiliate establishing such line of credit shall consent to any revocation by written notice to the Collateral Agent); provided that no line of credit shall be designated as, or shall be, a Designated Line of Credit to the extent that immediately after giving effect to the designation thereof the aggregate of the face amounts of the letters of credit outstanding and the amounts available for the issuance of letters of credit under all Designated Lines of Credit would exceed $50,000,000; provided further that if at any time the aggregate of the face amounts of the letters of credit outstanding and the amounts available for the issuance of letters of credit under any Designated Line of Credit shall increase (as a result of an amendment, modification or otherwise), such line of credit shall only constitute a Designated Line of Credit to the extent of (A) the amount thereof immediately prior to such increase and (B) any additional amount thereof that shall be designated by the Borrower at or after the time of such increase as a Designated Line of Credit and that would be permitted to be so designated under the first proviso in this definition if it were a separate and distinct line of credit.

“Designated Line of Credit Obligations” means all obligations of the Borrower under or in connection with any Designated Line of Credit, including the due and punctual payment of (i) the reimbursement obligations with respect to, and interest on (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), all disbursements made by the applicable issuer in respect of any letter of credit issued pursuant to the documentation governing any such Designated Line of Credit, when and as due, whether at maturity, by acceleration or otherwise and (ii) all other monetary obligations (including any obligations to cash collateralize any such obligations) under the documentation governing any such Designated Line of Credit.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of every kind and nature (other than accounts) now owned or hereafter acquired by the Borrower, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower to secure payment by an Account Debtor of any of the accounts.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Borrower, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which the Borrower is a party, including those listed on Schedule II.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of the Borrower or any Subsidiary under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, (c) all Cash Management Obligations and (d) all Designated Line of Credit Obligations.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by the Borrower or that the Borrower otherwise has the right to license, is in existence, or granting to the Borrower any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of the Borrower under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by the Borrower: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule II and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 2.01.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) any Issuing Bank, (e) each counterparty to any Hedging Agreement the obligations under which constitute Obligations, (f) each Person to which Cash Management Obligations or Designated Line of Credit Obligations are owed, (g) the beneficiaries of each indemnification obligation undertaken by the Borrower under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by the Borrower or that the Borrower otherwise has the right to license, or granting to the Borrower any right to use any trademark now or hereafter owned by any third party, and all rights of the Borrower under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by the Borrower: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II
Pledge of Securities

SECTION 2.01.   Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, the Borrower hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of the Borrower’s right, title and interest in, to and under (a) the shares of capital stock and other Equity Interests owned by it, including but not limited to those listed on Schedule I and any other Equity Interests obtained in the future by the Borrower and the certificates, if any, representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i) Equity Interests of the SPE or (ii) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary; (b)(i) the debt securities listed on Schedule I, (ii) any debt securities in the future issued to the Borrower and (iii) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01; (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 2.06, all rights and privileges of the Borrower with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth (including Section 5.13).

SECTION 2.02.   Delivery of the Pledged Collateral. (a) The Borrower agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all certificated Pledged Securities.

(b)   The Borrower will cause any Indebtedness for borrowed money owed to it by any Person in an amount in excess of $250,000 to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

(c)   Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Borrower and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03.   Representations, Warranties and Covenants. The Borrower represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)   Schedule I correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral Requirement;

(b)   the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable, and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

(c)   except for the security interests granted hereunder, the Borrower (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Permitted Encumbrances and transfers made in compliance with the Credit Agreement and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Permitted Encumbrances), however arising, of all Persons whomsoever;

(d)   except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral (other than Pledged Collateral representing less than all of the Equity Interests of a Person) is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)   the Borrower has the requisite power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)   no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge of the Pledged Collateral effected hereby (other than such as have been obtained and are in full force and effect and except with respect to Pledged Collateral in the form of Equity Interests in joint ventures);

(g)   by virtue of the execution and delivery by the Borrower of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(h)   the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 2.04.   Certification of Limited Liability Company and Limited Partnership Interests. On the date hereof, no Equity Interest in any limited liability company or limited partnership controlled by the Borrower and pledged hereunder (the “Existing LLC/Partnership Interests”) is represented by a certificate. The Borrower agrees that (a) if any Existing LLC/Partnership Interest controlled by it shall become represented by a certificate, it shall cause such certificate to be promptly delivered to the Administrative Agent and shall cause the applicable limited liability company or partnership agreement to be amended so as to treat the Equity Interest represented by such certificate as a “security” within the meaning of Article 8 of the UCC and to provide that such security shall be governed by Article 8 of the UCC and (b) each interest in any limited liability company or partnership acquired by it after the date hereof shall be represented by a certificate (which shall be promptly delivered to the Administrative Agent after the Borrower’s acquisition thereof), shall be a “security” within the meaning of Article 8 of the UCC and shall be governed by Article 8 of the UCC.

SECTION 2.05.   Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall hold the Pledged Securities in the name of the Borrower, endorsed or assigned in blank or in favor of the Collateral Agent, but following the occurrence and during the continuance of an Event of Default shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). The Borrower will promptly give to the Collateral Agent copies of any material notices or other communications received by it with respect to Pledged Securities registered in the name of the Borrower. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.06.   Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower that its rights under this Section 2.06 are being suspended (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default with respect to the Borrower under paragraph (h) or (i) of Article VII of the Credit Agreement):

(i)   The Borrower shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)   The Collateral Agent shall promptly execute and deliver to the Borrower, or cause to be executed and delivered to the Borrower, all such proxies, powers of attorney and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)   The Borrower shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Borrower, shall not be commingled by the Borrower with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b)   Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified) the Borrower of the suspension of its rights under paragraph (a)(iii) of this Section 2.06, then all rights of the Borrower to dividends, interest, principal or other distributions that the Borrower is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by the Borrower contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Borrower and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to the Borrower (without interest) all dividends, interest, principal or other distributions that the Borrower would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c)   Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified) the Borrower of the suspension of its rights under paragraph (a)(i) of this Section 2.06, then all rights of the Borrower to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Borrower to exercise such rights.

(d)   Any notice given by the Collateral Agent to the Borrower suspending the Borrower’s rights under paragraph (a) of this Section 2.06 (i) may be given by telephone if promptly confirmed in writing and (ii) may suspend the rights of the Borrower under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III
Security Interests in Personal Property

SECTION 3.01.   Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, the Borrower hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)  all accounts;

(ii)  all chattel paper;

(iii)  all cash and deposit accounts;

(iv)  all documents;

(v)  all equipment;

(vi)  all General Intangibles;

(vii)  all instruments;

(viii)  all inventory;

(ix)  all investment property;

(x)  all letter-of-credit rights;

(xi)  all commercial tort claims;

(xii)  all books and records pertaining to the Article 9 Collateral; and

(xiii)  to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the Article 9 Collateral shall not include any assets which contain a valid and enforceable prohibition on the creation of a security interest therein so long as such prohibition remains in effect and is valid notwithstanding Sections 9-406 and 9-408 of the applicable Uniform Commercial Code.

(b)   The Borrower hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of the Borrower or words of similar effect and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. The Borrower agrees to provide such information to the Collateral Agent promptly upon request.

The Borrower also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Borrower, without the signature of the Borrower, and naming the Borrower as debtor and the Collateral Agent as secured party.

(c)   The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Borrower with respect to or arising out of the Article 9 Collateral.

SECTION 3.02.   Representations and Warranties. The Borrower represents and warrants to the Collateral Agent and the Secured Parties, subject to the last paragraph of this Section 3.02, that:

(a)   The Borrower has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b)   The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of the Borrower and the jurisdiction of organization of the Borrower, is correct and complete in all material respects as of the Effective Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Section 2 of the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03 or 5.13 of the Credit Agreement) are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. The Borrower represents and warrants that a fully executed agreement in the form hereof (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Collateral Agent) and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and all pending registrations therefor) has been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c)   The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the short-form agreement referenced in paragraph (b) above) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.02 of the Credit Agreement.

(d)   The Article 9 Collateral is owned by the Borrower free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. The Borrower has not filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which the Borrower assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which the Borrower assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 3.03.   Covenants. (a) The Borrower agrees promptly to notify the Collateral Agent in writing of any change (i) in corporate name, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Article 9 Collateral owned by it or any office or facility at which Article 9 Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in its identity or type of organization or corporate structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number or (v) in its jurisdiction of organization. The Borrower agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral to the same extent as existed immediately prior to such change. The Borrower agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by the Borrower is damaged or destroyed.

(b)   The Borrower agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is prudent in the conduct of its business, but in any event to include complete accounting records indicating all payments and proceeds received with respect to the Article 9 Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.

(c)   Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01(a) of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer of the Borrower setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no material change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c). Each certificate delivered pursuant to this Section 3.03(c) shall identify in the format of Schedule II all Intellectual Property of the Borrower in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

(d)   The Borrower shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to all material portions of the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in all material portions of the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(e)   The Borrower agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to the Borrower under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner consistent with Section 2.02.

Without limiting the generality of the foregoing, the Borrower hereby authorizes the Collateral Agent, with prompt notice thereof to the Borrower, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided that the Borrower shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by the Borrower hereunder with respect to such Collateral. The Borrower agrees that it will use its best efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct in all material respects with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(f)   The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, upon reasonable prior written notice and during normal business hours (but in no event more than once each fiscal quarter unless a Default has occurred and is continuing), at the Borrower’s own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Borrower’s affairs with the officers of the Borrower and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(g)   At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 6.02 of the Credit Agreement (and shall notify the Borrower upon any such discharge), and may pay for the maintenance and preservation of the Article 9 Collateral to the extent the Borrower fails to do so as required by the Credit Agreement or this Agreement, and the Borrower agrees to reimburse the Collateral Agent on demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing the Borrower from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of the Borrower with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(h)   If at any time the Borrower shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an account in excess of $250,000, the Borrower shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(i)   As between the Borrower, the Collateral Agent and the Secured Parties, the Borrower shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and the Borrower agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(j)   The Borrower shall not make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement. The Borrower shall not make or permit to be made any transfer of the Article 9 Collateral and the Borrower shall remain at all times in possession of the Article 9 Collateral owned by it, except that unless and until the Collateral Agent shall notify the Borrower that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Borrower shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Borrower may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

(k)   The Borrower will not, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in good faith in the prudent conduct of the business of the Borrower.

(l)   The Borrower, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the inventory and equipment in accordance with the requirements set forth in Schedule III hereto and Section 5.07 of the Credit Agreement. The Borrower irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as its true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of the Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that the Borrower at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Borrower hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Borrower to the Collateral Agent and shall be additional Obligations secured hereby.

(m)   The Borrower shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its chattel paper and its books, records and documents evidencing or pertaining thereto.

SECTION 3.04.   Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, the Borrower agrees, in each case at its own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)   Instruments. If the Borrower shall at any time hold or acquire any instruments, the Borrower shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request, other than instruments that do not individually or in the aggregate exceed $250,000.

(b)   Deposit Accounts. For each deposit account that the Borrower at any time opens or maintains, the Borrower shall, on or prior to February 28, 2006, either (i) cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Borrower or any other Person, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to such deposit account, with the Borrower being permitted, only with the reasonable consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account. The Collateral Agent agrees with the Borrower that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from the Borrower unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal would occur. The provisions of this paragraph shall not apply to (A) any deposit account for which the Borrower, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among the Borrower, the depositary bank and the Collateral Agent for the specific purpose set forth therein, (B) any retail store deposit account that (x) is not a concentration or a cash sweep account and (y) has a monthly average balance of less than $500,000, (C) any payroll account, (D) any medical or insurance reimbursement account and (E) any deposit account for which the Collateral Agent is the depositary.

(c)   Investment Property. Except to the extent otherwise provided in Article II, if the Borrower shall at any time hold or acquire physical possession of any certificated securities, the Borrower shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by the Borrower are “uncertificated securities” (as defined in Section 8-102(18) of the New York UCC) and are issued to the Borrower or its nominee directly by the issuer thereof, the Borrower shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) use its best efforts to cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of the Borrower or such nominee or (ii) arrange for the Collateral Agent to become the registered owner of the securities. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(d) Electronic Chattel Paper and Transferable Records. If the Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrower shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with the Borrower that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Borrower to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower with respect to such electronic chattel paper or transferable record.

(e)   Letter-of-Credit Rights. If the Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in its favor, it shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, the Borrower shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the Borrower unless an Event of Default has occurred or is continuing.

(f)   Commercial Tort Claims. If the Borrower shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $1,000,000, the Borrower shall promptly notify the Collateral Agent thereof in a writing signed by the Borrower, including a summary description of such claim, and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 3.05.   Covenants Regarding Patent, Trademark and Copyright Collateral. (a) The Borrower agrees that it will not do any act or omit do to any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act as omitting to do any act) whereby any Patent that is material to the conduct of its business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)   The Borrower (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of its business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent applicable and reasonably necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c)   The Borrower (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of its business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)   The Borrower shall notify the Collateral Agent promptly if it knows or reasonably suspects that any Patent, Trademark or Copyright material to the conduct of the Borrower’s business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding its ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e)   In no event shall the Borrower, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and the Borrower hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all lawful acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)   The Borrower will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of its business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with its reasonable business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g)   In the event that the Borrower knows or reasonably suspects that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of its business has been or is about to be infringed, misappropriated or diluted by a third party, the Borrower promptly shall notify the Collateral Agent and shall, if consistent with its reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h)   Upon the occurrence and during the continuance of an Event of Default, the Borrower shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all its right, title and interest thereunder to the Collateral Agent or its designee.

SECTION 3.06.   Breakage Prepayment Accounts. With respect to each Breakage Prepayment Account created pursuant to Section 2.10(e) of the Credit Agreement, the Borrower hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all right, title or interest in or to any amount deposited in such Breakage Prepayment Account now owned or at any time hereafter acquired by such Borrower or in which such Borrower now has or at any time in the future may acquire any right, title or interest. Each deposit in any Breakage Prepayment Account shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the other Loan Documents. The security interest described in this Section 3.06 shall for all purposes be included in the definition of Security Interest set forth in Section 3.01 and the Breakage Prepayment Accounts described in this Section 3.06 and all of the Proceeds thereof shall be included in the definition of Article 9 Collateral set forth in Section 3.01.

ARTICLE IV

Remedies

SECTION 4.01.   Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the Borrower to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Borrower agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of the Borrower, which hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Borrower 10 days’ written notice (which the Borrower agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may in its sole and absolute discretion determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Borrower (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Borrower as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Borrower therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Borrower shall not be entitled, subject to Section 4.02, to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02.   Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of, or foreclosure or other realization upon, any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent and the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document on behalf of the Borrower and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03.   Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Borrower hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Borrower ) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by the Borrower, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Borrower notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04.   Securities Act. In view of the position of the Borrower in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. The Borrower understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. The Borrower recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Borrower acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 4.05.   Registration. The Borrower agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to cooperate in any public sale effectuated by the Collateral Agent to permit the public sale of such Pledged Collateral. The Borrower will bear all costs and expenses of carrying out its obligations under this Section 4.05. The Borrower acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 4.05 may be specifically enforced.

ARTICLE V

Miscellaneous

SECTION 5.01.   Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02.   Waivers; Amendment. (a) No failure or delay by the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

(b)   Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Borrower with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 5.03.   Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b)   Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c)   Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable on written demand therefor.

SECTION 5.04.   Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05.   Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the other Secured Parties at the time made and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or other Secured Party or on its behalf and notwithstanding that the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 5.06.   Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall be binding upon the Borrower and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of the Borrower, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the Borrower shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void), except as expressly contemplated by this Agreement or the Credit Agreement.

SECTION 5.07.   Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.08.   Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 5.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 5.09.   Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)   The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)   The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 5.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.10.   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11.   Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12.   Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of the Borrower hereunder shall be, subject to the last paragraph of clause (a) of Section 3.01, absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or nonperfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or this Agreement.

SECTION 5.13.   Termination or Release. This Agreement, the Security Interest and all other security interests granted hereby shall terminate when (a) all the Loan Document Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, (b) the LC Exposure has been reduced to zero and no Issuing Bank has any further obligations to issue Letters of Credit under the Credit Agreement and (c) as to each Designated Line of Credit, either (i) the Designated Line of Credit Obligation thereunder have been indefeasibly paid in full or cash collateralized to the reasonable satisfaction of the Secured Parties party thereto and no Secured Party has any further commitment to issue letters of credit thereunder or (ii) the Secured Parties party thereto have consented to the termination of this Agreement and the Security Interest. In connection with any termination or release pursuant to this paragraph, the Collateral Agent shall execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 5.14.   Collateral Agent Appointed Attorney-in-Fact. The Borrower hereby appoints the Collateral Agent the attorney-in-fact of the Borrower for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of the Borrower (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of the Borrower on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require the Borrower to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 5.15.   Guarantee of Cash Management Obligations. The Borrower unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of all Cash Management Obligations owed by any Subsidiary. The Borrower further agrees that any such Cash Management Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any such Cash Management Obligation. The Borrower waives presentment to, demand of payment from and protest to the Borrower or any Subsidiary of any Cash Management Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The Borrower further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Cash Management Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person. The obligations of the Borrower under this Section shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Cash Management Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Borrower hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy hereunder or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Cash Management Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Cash Management Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of the Borrower or otherwise operate as a discharge of the Borrower as a matter of law or equity (other than the indefeasible payment in full in cash of all the Cash Management Obligations). The Borrower agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Cash Management Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any Subsidiary or otherwise.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

THE DRESS BARN, INC.,

By:	/s/ ARMAND CORREIA
Name: Armand Correia
Title: Senior Vice President and
Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

By:	/s/ PETER M. KILLEA
Name: Peter M. Killea
Title: Vice President

Schedule I to
the Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule II to
the Collateral Agreement

COPYRIGHTS OWNED BY THE BORROWER

[State if no copyrights are owned. List in numerical order by Registration No.]

U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

Non-U.S. Copyright Registrations

[List in alphabetical order by country/numerical order by Registration No. within each country.]

Country	Title	Reg. No.	Author

Non-U.S. Pending Copyright Applications for Registration

[List in alphabetical order by country.]

Country	Title	Author	Class	Date Filed

Schedule II to
the Collateral Agreement

LICENSES

[Make a separate page of Schedule II for the Borrower, and state if the Borrower is not a party to a license/sublicense.]

I. Licenses/Sublicensees of the Borrower as Licensor on Date Hereof

A.  Copyrights

[List U.S. copyrights in numerical order by Registration No. List non-U.S. copyrights by country in alphabetical order with Registration Nos. within each country in numerical order.]

U.S. Copyrights

Licensee Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Country	Licensee Name and Address	Date of License/ Sublicensee	Title of Non-U.S. Copyrights	Author	Reg. No.

B.  Patents

[List U.S. patent nos. and U.S. patent application nos. in numerical order. List non-U.S. patent nos. and non-U.S. application in alphabetical order by country, with numbers within each country in numerical order.]

Schedule I to
the Collateral Agreement

U.S. Patents

Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

Schedule II to
the Collateral Agreement

U.S. Patent Applications

Licensee Name and address	Date of License/ Sublicense	Date Filed	Application No.

Schedule II to
the Collateral Agreement

Non-U.S. Patents

Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C.  Trademarks

[List U.S. trademark nos. and U.S. trademark application nos. in numerical order. List non-U.S. trademark nos. and non-U.S. application nos. with trademark nos. within each country in numerical order.]

U.S. Trademarks

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

Schedule II to
the Collateral Agreement

U.S. Trademark Applications

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D.  Others

Licensee Name and Address	Date of License/ Sublicense	Subject Matter

Schedule II to
the Collateral Agreement

II. Licensees/Sublicenses of the Borrower as Licensee on Date Hereof

A.  Copyrights

[List U.S. copyrights in numerical order by Registration No. List non-U.S. copyrights by country in alphabetical order, with Registration Nos. within each country in numerical order.]

U.S. Copyrights

Licensor Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Country	Licensor Name and Address	Date of License/ Sublicensee	Title of Non-U.S. Copyrights	Author	Reg. No.

B.  Patents

[List U.S. patent nos. and U.S. patent application nos. in numerical order. List non-U.S. patent nos. and non-U.S. application nos. in alphabetical order by country with patent nos. within each country in numerical order.]

U.S. Patents

Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

Schedule I to
the Collateral Agreement

U.S. Patent Applications

Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Country	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C.  Trademarks

[List U.S. trademark nos. and U.S. trademark application nos. in numerical order. List non-U.S. trademark nos. and non-U.S. application nos. with trademark nos. within each country in numerical order.]

U.S. Trademarks

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

Schedule II to
the Collateral Agreement

U.S. Trademark Applications

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D.  Others

Licensor Name and Address	Date of License/ Sublicense	Subject Matter

PATENTS OWNED BY THE BORROWER

[State if no patents are owned. List in numerical order by Patent No./Patent Application No.]

U.S. Patent Registrations

Patent Numbers	Issue Date

Schedule II to
the Collateral Agreement

U.S. Patent Applications

Patent Application No.	Filing Date

Non-U.S. Patent Registrations

[List in alphabetical order by country/numerical order by Patent No. within each country.]

Country	Issue Date	Patent No.

Non-U.S. Patent Registrations

[List in alphabetical order by country/numerical order by Application No. within each country.]

Country	Filing Date	Patent Application No.

TRADEMARK/TRADE NAMES OWNED BY THE BORROWER

[State if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

Schedule II to
the Collateral Agreement

U.S. Trademark Applications

Mark	Filing Date	Application No.

State Trademark Registrations

[List in alphabetical order by state/numerical order by trademark no. within each state.]

State	Mark	Filing Date	Application No.

Non-U.S. Trademark Registrations

[List in alphabetical order by country/numerical order by trademark no. within each country.]

Country	Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

[List in alphabetical order by country/numerical order by application no.]

Country	Mark	Application Date	Application No.

Schedule II to
the Collateral Agreement

Trade Names

Country(s) Where Used	Trade Names

Schedule III to
the Collateral Agreement

INSURANCE REQUIREMENTS

(a) The Borrower will, and will cause each Subsidiary to, maintain (or cause to be maintained on its behalf), with financially sound and reputable insurance companies:

(i)fire, boiler and machinery, and extended coverage insurance, on a replacement cost basis, with respect to all personal property and improvements to real property (in each case constituting Collateral), in such amounts as are customarily maintained by companies in the same or similar business operating in the same or similar locations;

(ii)commercial general liability insurance against claims for bodily injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it, providing coverage on an occurrence basis with a combined single limit of not less than $1,000,000 and including the broad form CGL endorsement;

(iii)business interruption insurance, insuring against loss of gross earnings for the agreed upon aggregate amount of not less than $40,000,000 arising from any risks or occurrences required to be covered by insurance pursuant to clause (i) above; and

(iv)such other insurance as may be required by law.

Deductibles or self-insured retention shall not exceed $250,000 for fire, boiler and machinery and extended coverage policies, $250,000 for commercial general liability policies or $250,000 plus a 24-hour waiting period for business interruption policies.

(b) Fire, boiler and machinery and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders’ loss payable clause in favor of the Collateral Agent and providing for losses thereunder to be payable to the Collateral Agent or its designee, (ii) a provision to the effect that none of the Borrower, the Collateral Agent or any other party shall be a coinsurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders, except with respect to the Distribution Center. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as loss payee, except with respect to the Distribution Center. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent. The Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, evidence of the renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent) together with evidence reasonably satisfactory to the Collateral Agent of payment of the premium therefore at such time payment is made.